Exhibit 10.1

DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT (this "Agreement") is entered into as of October 26, 2009 by and between URIGEN PHARMACEUTICALS, INC. a Delaware corporations (the "Company"), and ___________ ("Vendor").

W I T N E S S E T H:

WHEREAS, the Company owes Vendor $_______ as of the date hereof (the "Debt"); and

WHEREAS, the Company and Vendor desire to enter into a settlement to discharge the Debt upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Settlement of Debt.  Upon the terms and conditions set forth in this Agreement, the Company hereby agrees to pay to Vendor the aggregate amount of $________ in shares of common stock, par value $0.001 per share of the Company (the "Securities"), which shares are restricted stock (as more fully described below) and Vendor hereby agrees that by this payment the Debt shall be discharged, cancelled and extinguished in its entirety. Within 10 days of the execution and delivery of this Agreement, the Company shall issue ________ shares of its common stock of the Company.  Vendor agrees and acknowledges that, effective as of the date hereof, and following such payment, the Company shall have no further obligations to Vendor in respect of the Debt.

2. Representations and Warranties.  Each party hereto hereby represents and warrants to the other party as follows:

(a) Authorization.  Such party has the full right, power and authority to enter into this Agreement and to perform the terms and provisions hereof.  The execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party, and this Agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(b) No Conflicts.  Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of such party shall breach any statutes or regulations of any governmental authority, domestic or foreign, or shall conflict with or result in a breach of such party’s organizational document(s) (if applicable) or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which such party is a party or by which it or its assets are or may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity.

(c) Consents and Approvals.  No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of such party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3. Releases.  In consideration of the covenants, agreements and promises contained in this Agreement, each party hereto, for and on behalf of itself and its successors and assigns, hereby irrevocably and unconditionally releases, remises and discharges the other party and its officers, directors, employees, stockholders, representatives, affiliates, agents, successors and assigns, past, present and future, from any and all actions, causes of action, claims, agreements, commitments, indebtedness, demands, damages, rights, remedies and liabilities of whatever kind or character, in law or equity, suspected or unsuspected, past or present, known or unknown, existing as of the date hereof or which, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may exist after the date hereof, in each case arising from or relating to the Debt or the Company's payment obligations under the Contract.  Nothing in this Section 3 shall release any of the parties stated hereinabove with respect to (i) its obligations under this Agreement or (ii) any claims that relate to facts or circumstances arising after the date hereof.

4. Vendor’s Representations and Warranties.

Vendor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a)           Vendor is acquiring the Securities for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities.

(b)           Vendor acknowledges its understanding that the issuance of the Securities is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and the provisions of Regulation D thereunder.

(c)           Vendor has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company.

(d)           Vendor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)) or is not a U.S. Person as defined under Regulation S.

(e)           Vendor has made an independent investigation of the Company’s business, been provided an opportunity to obtain additional information concerning the Company Vendor deems necessary to make an investment decision and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(f)           Vendor represents, warrants and agrees that Vendor will not sell or otherwise transfer the Securities unless registered under the Act or in reliance upon an exemption therefrom, and fully understands and agrees that Vendor must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the Securities or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws  of such states or an exemption from such registration is available.  Vendor also understands that the Company is under no obligation to register the Securities on its behalf or to assist Vendor in complying with any exemption from registration under the Act.  Vendor further understands that sales or transfers of the Securities or underlying securities are restricted by the provisions of state securities laws.

(g)           Vendor understands that the Securities are restricted securities which have not been registered under the Securities Act of 1933 as amended (the “Securities Act”) and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Securities may be made without registration under the Securities Act, (iii) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Securities, can be sold pursuant to Rule 144 promulgated under the Securities Act.

(h)           Vendor further understands that the certificates, in due and proper form, representing the Securities will bear a legend substantially in the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

5.           Miscellaneous.

(a) Entire Agreement.  This Agreement supersedes all prior discussions and agreements between the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(b) Amendments.  The terms and provisions of this Agreement may be waived, modified, terminated or amended only with the prior written consent of the parties hereto.  No waiver by any party hereto of any term or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or provision of this Agreement on any future occasion.

(c) Notices.  All notices, requests, consents, approvals and statements shall be in writing and, if properly addressed to the recipient in the manner required by this Section 4(c), shall be deemed for purposes of this Agreement to have been given, delivered and received: (i) on the date of actual receipt if delivered personally to the recipient; (ii) three (3) business days after mailing by first class mail, postage prepaid; or (iii) one (1) business day after deposit with a reputable overnight courier service for next business day's delivery.  A writing shall be deemed to be properly addressed if addressed as follows:

If to the Company:

Urigen Pharmaceuticals, Inc.27 Maiden Lane, Suite 595
San Francisco, CA 94108
Attn:  Chief Financial Officer

If to Vendor, to:

_______________________
_______________________
_______________________

or to such other address or addresses as the addressee previously may have specified by written notice given to the parties hereto in the manner contemplated by this Section 4(c).

(d) Counterparts; Facsimile.  This Agreement may be executed in original or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Interpretation.  Section headings are not to be considered part of this Agreement, are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.  Use of the terms "herein," "hereunder," "hereof," and like terms shall be deemed to refer to this entire Agreement and not merely to the particular provision in which the term is contained, unless the context clearly indicates otherwise.  Use of the word "including" or a like term shall be construed to mean "including, but not limited to."  Words importing a particular gender shall include every other gender, and words importing the singular shall include the plural and vice-versa, unless the context clearly indicates otherwise.

(f) Governing Law.  This Agreement and any controversy arising directly or indirectly out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the choice of law principles thereof.

(g) Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by Vendor without the prior written consent of the Company, and any attempt to do so shall be void.  Subject to the provisions of this Section 5(g), this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective permitted successors and assigns.

(h) Construction.  The parties hereto acknowledge that each party has reviewed this Agreement and has had an opportunity to arrange for review of this Agreement by such party's legal counsel and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(i) Further Assurances.  Each party hereto shall execute and deliver all papers, documents and instruments and perform all acts that are necessary or appropriate to implement the terms and intent of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Debt Settlement Agreement as of the date first written above.

URIGEN PHARMACEUTICALS, INC.

By:
Name: Martin E. Shmagin
Title; CFO

VENDOR:

By:
Name:
Title: